UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2013

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) appointed Linda L. Adamany to the Board of Directors to fill the vacancy created by the resignation of Andrew Lundquist on February 1, 2013. Ms. Adamany was also appointed to the Audit Committee and the Environmental, Health, Safety and Social Responsibility Committee of the Board. Ms. Adamany will receive compensation for her service on the Board of Directors consistent with the Company’s 2013 director compensation program for non-employee directors which will be described in the Company’s proxy statement filed in connection with the 2013 Annual Meeting of Shareholders. The Company’s 2012 director compensation program is more fully described under “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2012.

The press release issued by the Company on March 12, 2013 announcing Ms. Adamany’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Since December 31, 2012, the Company has repurchased 616,274 shares of its common stock in open market transactions for an aggregate price of $11,785,025.

Item 9.01.	Financial Statements and Exhibits.

(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated March 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D’ALENE MINES CORPORATION

Date: March 12, 2013	By:	/s/ Casey M. Nault
	Name:	Casey M. Nault
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated March 12, 2013